LICENSE AGREEMENT


          This Agreement is made and entered into this 1st day of May, 1994, by and between THE UNIVERSITY OF PITTSBURGH - OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION, a non-profit corporation, organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at 4200 Fifth Avenue, Pittsburgh, PA 15260 (UNIVERSITY) and MERLIN PHARMACEUTICAL CORPORATION, 180 Varick Street, 8th Floor, New York, NY 11014 (LICENSEE).

          WHEREAS, UNIVERSITY is the owner of certain PATENT
RIGHTS, [*] and has the right to grant licenses under said
PATENT RIGHTS;

          WHEREAS, UNIVERSITY desires to have the PATENT RIGHTS utilized in the public interest;

          WHEREAS, LICENSEE has represented to UNIVERSITY, to induce UNIVERSITY to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products and/or the use of similar products to the LICENSED TECHNOLOGY (as defined below) and that LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization results therefrom; and

          WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

                       ARTICLE 1 - DEFINITIONS

          For purposes of this Agreement, the following words and phrases shall have the following meanings:

          1.1 LICENSEE shall mean Merlin Pharmaceutical Corporation and all entities at least fifty percent (50%) owned or controlled by Merlin Pharmaceutical Corporation, an entity which directly or indirectly owns or controls more than fifty percent (50%) of the voting stock of Merlin Pharmaceutical Corporation and any entity, the majority ownership of which is directly or indirectly common to the ownership of Merlin Pharmaceutical Corporation.

          1.2 LICENSED TECHNOLOGY shall mean any product or part thereof or process which is:

               (a) covered in whole or in part by an issued, unexpired or pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold or in which any such process is used or sold;

               (b) developed or manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any process that is included in LICENSED TECHNOLOGY is used or in which such product or part thereof is used or sold.

          1.3 NET SALES shall mean LICENSEE's invoice price for products or processes included in LICENSED TECHNOLOGY and produced hereunder less the sum of the following:

               (a) actual cost of freight charges or freight absorption, separately stated in such invoice;

               (b)  trade, quantity or standard trade cash
discounts allowed, if any; and

               (c)  sales, tariff duties and/or use taxes
separately stated on each invoice.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

          1.4 PATENT RIGHTS shall mean UNIVERSITY intellectual property described below:

               (a) the United States and foreign patents and/or patent applications listed in Exhibit A;

               (b) United States and foreign patents issued from the applications listed in Exhibit A and from divisionals and continuations of these applications;

               (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Exhibit A;

               (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b) or (c), above.

                          ARTICLE 2 - GRANT

          2.1 UNIVERSITY hereby grants, to the extent it may lawfully do so, the right and [*] are granted, unless this Agreement is terminated sooner as hereinafter provided herein. The license granted hereby is subject to the rights of the United States government, if any, as set forth in 35 USC Section 200, et seq.

          2.2  UNIVERSITY [*].

          2.3  [*] .

          2.4  LICENSEE shall [*].

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

[*].

          2.5 LICENSEE agrees that any sublicense granted by it shall provide that the obligations to UNIVERSITY of Articles 2, 7, 8, 9, 10 and 11 of this Agreement shall be binding upon the sublicensee as if it were party to this Agreement.

          2.6 LICENSEE agrees to forward to UNIVERSITY a copy of any and all sublicense agreements promptly upon execution thereof. LICENSEE further agrees to attach copies of the Articles set forth in 2.5, above, to each sublicense agreement.

          2.7 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Exhibit A hereof.

                      ARTICLE 3 - DUE DILIGENCE

          3.1 LICENSEE shall use its best efforts to bring the LICENSED TECHNOLOGY to market through a thorough, diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for the LICENSED TECHNOLOGY throughout the life of this Agreement.

          3.2 In addition, LICENSEE shall adhere to the following milestones:

               (a)  [*]

               (b)  [*]

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

          3.3 LICENSEE's failure to perform in accordance with 3.1 and 3.2 hereof shall be grounds for UNIVERSITY to terminate this Agreement. Upon termination, all rights to and interest in the LICENSED TECHNOLOGY and PATENT RIGHTS shall revert to UNIVERSITY.

        ARTICLE 4 - ROYALTIES AND OTHER LICENSE CONSIDERATION

          4.1 In consideration of the rights, privileges and license granted by UNIVERSITY hereunder, LICENSEE shall pay royalties and other monetary consideration as follows:

               (a)  [*]

               (b) Royalties based on [*] per calendar year in each country in which Patent Rights exist as follows:

                    (i)      [*]

                   (ii)      [*]

                  (iii)      [*]

               (c)  [*]

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

               (d)  [*]

                    (i)      [*]

                   (ii)      [*]

                  (iii)      [*]

                   (iv)      [*]

                    (v)      [*]

          4.2 Royalty payments shall be paid to UNIVERSITY in United States dollars and directed to the address set forth in
Article 11 hereof within thirty (30) days after the end of each March 31, June 30, September 30 and December 31.

          4.3 Royalty payments which are overdue shall bear interest at the rate of 3% per annum.

                         ARTICLE 5 - REPORTS

          5.1  Within thirty (30) days after each March 31,
June 30, September 30 and December 31 of each year during the term of this Agreement, LICENSEE shall deliver to UNIVERSITY true and accurate reports of the following information in a form acceptable to UNIVERSITY.

               (a)  number of LICENSED TECHNOLOGY products
manufactured and sold by LICENSEE and all sublicensees;

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

               (b)  total billings for such products;

               (c)  Accounting for all LICENSED TECHNOLOGY
processes used or sold by LICENSEE and all sublicensees;

               (d)  deductions set forth in Article 1.3;

               (e)  total royalties due; and

               (f)  name and addresses of sublicensees.

          5.2 If no royalties shall be due hereunder, LICENSEE shall so advise UNIVERSITY in writing within thirty (30) days after the end of any calendar quarter for which no royalties are due.

          5.3 LICENSEE shall keep full true and accurate books of account, in accordance with generally accepted accounting principles, containing all information that may be necessary for the purpose of showing the amounts payable to UNIVERSITY hereunder. Said books of account shall be kept at LICENSEE's principal place of business. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of UNIVERSITY or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.

                   ARTICLE 6 - PATENT PROSECUTION

          6.1 UNIVERSITY has or shall apply for, seek prompt issuance of and maintain during the term of this Agreement the PATENT RIGHTS in the United States and foreign countries selected in a written notice to UNIVERSITY by LICENSEE. LICENSEE shall have the opportunity to advise and cooperate with UNIVERSITY in the prosecution, filing and maintenance of such patents.

          6.2 In addition to payments described in Article 4 hereof, all fees and costs, including attorneys' fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether incurred prior to or after the date of this Agreement.

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

Such fees and costs incurred prior to the date hereof shall be paid by LICENSEE to UNIVERSITY within ten (10) business days of execution of the Agreement.

                  ARTICLE 7 - INFRINGEMENT ACTIONS

          7.1 LICENSEE shall inform UNIVERSITY promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.
          7.2 During the term of this Agreement, UNIVERSITY shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that UNIVERSITY may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by UNIVERSITY shall be borne by UNIVERSITY and UNIVERSITY shall keep any recovery or damages for past infringement derived therefrom.

          7.3 If within six (6) months after having been notified of any alleged infringement, UNIVERSITY shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if UNIVERSITY shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS, and LICENSEE may, for such purposes, use the name of UNIVERSITY as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UNIVERSITY, which consent shall not unreasonably be withheld. LICENSEE shall indemnify UNIVERSITY against any order for costs that may be made against UNIVERSITY in such proceedings.

          7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise thereafter due UNIVERSITY under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of UNIVERSITY for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between LICENSEE and UNIVERSITY.

          7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, UNIVERSITY, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

          7.6 In any infringement suit, either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

    ARTICLE 8 - INDEMNIFICATION/INSURANCE/LIMITATION OF LIABILITY

          8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UNIVERSITY, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property or the environment, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED TECHNOLOGY or arising from any obligations of LICENSEE hereunder.

          8.2 LICENSEE shall, following commencement of clinical trials, obtain and carry in full force and effect liability insurance which shall protect LICENSEE and UNIVERSITY in regard to events covered by Article 8.1, above.

          8.3  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO
WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT
NOT LIMITED TO

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY UNIVERSITY THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

                       ARTICLE 9 - ASSIGNMENT

          9.1  [*]

                      ARTICLE 10 - ARBITRATION

          10.1 Any and all claims, disputes or controversies arising under or in connection with this Agreement which the parties cannot resolve shall be submitted to arbitration by one arbitrator in Pittsburgh, Pennsylvania, in accordance with the rules of the American Arbitration Association then obtaining. Judgment on any arbitration averred may be entered by a court of competent jurisdiction.

                      ARTICLE 11 - TERMINATION

          11.1 UNIVERSITY shall have the right to terminate this Agreement if:

               (a) LICENSEE shall default in the performance of any of the obligations herein contained and such default has not been cured within thirty (30) days after receiving written notice thereof from UNIVERSITY; or

               (b) LICENSEE shall cease to carry out its business, become bankrupt or insolvent, apply for or consent to the appointment of a trustee, receiver or liquidator of its assets or seek relief under any law for the aid of debtors.

          11.2 [*]

                                 10.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

          11.3 Upon termination of this Agreement neither party shall be released from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee may, however, after the effective date of such termination, sell all products under the LICENSED TECHNOLOGY, provided that LICENSEE shall pay to UNIVERSITY the royalties thereon as required by
Article 4 hereof and submit the reports required by Article 5 hereof.

                        ARTICLE 12 - NOTICES

          12.1 Any notice or communication pursuant to this Agreement shall be sufficiently made or given if sent by certified, first-class mail, postage prepaid, addressed to the address below or as either party shall designate by written notice to the other party.

          In the case of UNIVERSITY:

               Director
               Office of Technology Transfer
               and Intellectual Property
               911 William Pitt Union
               Pittsburgh, PA 15260


          In the case of LICENSEE:

               President
               Merlin Pharmaceutical Corporation
               180 Varick Street, 8th Floor
               New York, NY 11014

                ARTICLE 13 - AMENDMENT, MODIFICATION

          13.1 This Agreement may not be amended or modified except by the execution of a written instrument signed by the parties hereto.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.


                                 11.

                     ARTICLE 14 - MISCELLANEOUS

          14.1 This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

          14.2 The parties acknowledge that this Agreement sets forth the entire understanding and agreement of the parties hereto as to the subject matter hereof and supersedes all previous understandings written or oral.
          14.3 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation (including any contraction, abbreviation or simulation of any of the foregoing). Without the express written approval of the other party, neither party shall use any designation of the other party in any promotional activity associated with this Agreement or the LICENSED TECHNOLOGY. Neither party shall issue any press release or make any public statement in regard to this Agreement without the prior written approval of the other party.

          14.4 If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision is held, illegal or unenforceable, the parties shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as is practical, implements purposes of the section held invalid, illegal and unenforceable.

          14.5 Failure at any time to require performance of any of the provisions herein shall not waive or diminish a party's right thereafter to demand compliance therewith or with any other provision. Waiver of any default shall not waive any other default. A party shall not be deemed to have waived any rights hereunder unless such waiver is in writing and signed by a duly authorized officer of the party making such waiver.


                                 12.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

          IN WITNESS WHEREOF, the parties have set their hands and seals this 1st day of May, 1994.



                                    UNIVERSITY OF PITTSBURGH - OF
                                    THE COMMONWEALTH SYSTEM OF
WITNESS:                            HIGHER EDUCATION



[ILLEGIBLE]                    By   BEN J. TUCHI
                                    Ben J. Tuchi
                                    Senior Vice Chancellor
                                    Business and Finance




WITNESS:                            MERLIN PHARMACEUTICAL
                                    CORPORATION


GRACE McCARTY                       By   SAMUEL WAKSAL
                                    Samuel D. Waksal, Ph.D.
                                    Chairman
                                    (Typed Name and Title)



                                -13-


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

                              EXHIBIT A


[*]


                                 14.

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.